Exhibit 99.1

WEATHERFORD INTERNATIONAL PLC
UNAUDTED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2014, Weatherford International plc (“Weatherford”) closed the previously announced sale of its engineered chemistry and Integrity drilling fluids businesses to an affiliate of The Lubrizol Corporation, a Berkshire Hathaway company (“Lubrizol”), for a purchase price of $750 million, subject to a customary post-closing working capital adjustment. In connection with the closing, the United States and Canadian portions of the businesses have been transferred to Lubrizol, while the remaining foreign portions of the businesses will be transferred throughout 2015. Weatherford may also receive a potential increase of $75 million from an earnout tied to the post-closing performance of the disposed businesses during the twelve month period after the closing date. The sale includes manufacturing, storage, research and development facilities, additives and chemicals inventories, and patented technologies and processes for application in engineered chemistry treatments for stimulation and drilling operations.

The unaudited pro forma condensed consolidated balance sheet of Weatherford International plc as of September 30, 2014 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 were derived from our historical condensed consolidated balance sheet and statements of operations. The unaudited pro forma condensed consolidated statement of operations gives effect to the disposition of the engineered chemistry and Integrity drilling fluids businesses as if the disposition occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of the engineered chemistry and Integrity drilling fluids businesses occurred on September 30, 2014. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are estimates and subject to change. The unaudited pro forma condensed consolidated information is for illustrative and informational purposes only and is not intended to reflect what our condensed consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future condensed consolidated financial position and results of operations.

The pro forma adjustments remove the engineered chemistry and Integrity drilling fluids assets, liabilities and results of operations, and give effect to the following items:

•	An adjustment to reflect the net cash proceeds used to repay debt and the gain on the sale of the engineered chemistry and Integrity drilling fluids businesses;

•	An adjustment to interest expense associated with the repayment of company debt;

•	An adjustment to reflect the tax impact on the gain from the sale of engineered chemistry and Integrity drilling fluids businesses; and

•	An adjustment to reflect accrued liabilities for estimated professional fees and closing costs related to the sale of the engineered chemistry and Integrity drilling fluids businesses.

Our unaudited pro forma condensed consolidated statements of operations do not include adjustments for all of the costs of operating after the disposition of the engineered chemistry and Integrity drilling fluids businesses, since they are not factually supportable and recurring.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE PERIOD ENDED DECEMBER 31, 2013

	Weatherford	Disposed	Pro Forma
(Dollars in millions, except per share amounts)	Historical	Businesses	Adjustments		Pro Forma
Total Revenues	15,263	(457)	—		14,806

Costs and Expenses:
Cost of Products and Services	12,302	(350)	—		11,952
Research and Development	265	(4)	—		261
Selling, General and Administrative Attributable to Segments	1,728	(55)	—		1,673
Corporate General and Administrative	316	—	—		316
U.S. Government Investigation Loss	153	—	—		153
Gain on Sale of Businesses	(24)	—	—		(24)
Total Costs and Expenses	$14,740	$(409)	$—		$14,331

Operating Income	$523	$(48)	$—		$475

Net Interest and Other Expense	(693)	—	10	(a)	(683)
Loss Before Income Taxes	(170)	(48)	10		(208)
Provision for Income Taxes	(144)	16	(3)	(b)	(131)
Net Loss	(314)	(32)	7		(339)
Net Income Attributable to Noncontrolling Interests	(31)	—	—		(31)
Net Loss Attributable to Weatherford	$(345)	$(32)	$7		$(370)

Loss Per Share Attributable to Weatherford:
Basic	$(0.45)				$(0.48)
Diluted	$(0.45)				$(0.48)

Weighted Average Shares Outstanding:
Basic	772				772
Diluted	772				772

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE PERIOD ENDED SEPTEMBER 30, 2014

	Weatherford	Disposed	Pro Forma
(Dollars in millions, except per share amounts)	Historical	Businesses	Adjustments		Pro Forma
Total Revenues	11,184	(341)	—		10,843

Costs and Expenses:
Cost of Products and Services	8,553	(260)	—		8,293
Research and Development	216	(2)	—		214
Selling, General and Administrative Attributable to Segments	1,228	(41)	—		1,187
Corporate General and Administrative	205	—	—		205
Long-Lived Assets Impairment	143	—	—		143
Goodwill Impairment	121	—	—		121
Restructuring Charges	283	—	—		283
Gain on Sale of Businesses, Net	(38)	—	—		(38)
Total Costs and Expenses	$10,711	$(303)	$—		$10,408

Operating Income	$473	$(38)	$—		$435

Net Interest and Other Expense	(413)	—	9	(a)	(404)
Income Before Income Taxes	60	(38)	9		31
Provision for Income Taxes	(136)	12	(3)	(b)	(127)
Net Loss	(76)	(26)	6		(96)
Net Income Attributable to Noncontrolling Interests	(33)	—	—		(33)
Net Loss Attributable to Weatherford	$(109)	$(26)	$6		$(129)

Loss Per Share Attributable to Weatherford:
Basic	$(0.14)				$(0.17)
Diluted	$(0.14)				$(0.17)

Weighted Average Shares Outstanding:
Basic	776				776
Diluted	776				776

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS OF SEPTEMBER 30, 2014

	Weatherford	Disposed
(Dollars in millions, except per share amounts)	Historical	Businesses		Pro Forma
Current Assets:
Cash and Cash Equivalents	$582	$—		$582
Accounts Receivable, Net	3,315	(56)	(c)	3,259
Inventories, Net	3,317	(109)	(c)	3,208
Deferred Tax Assets	291	(85)	(c) (d)	206
Other Current Assets	1,182	—		1,182
Current Assets Held for Sale	240	—		240
Total Current Assets	8,927	(250)		8,677

Property, Plant and Equipment, Net	7,460	(50)	(c)	7,410
Goodwill	3,375	(270)	(c)	3,105
Other Intangible Assets, Net	530	(44)	(c)	486
Equity Investments	266	—		266
Other Non-Current Assets	169	—		169
Total Assets	$20,727	$(614)		$20,113

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$1,715	$(750)	(e)	$965
Accounts Payable	1,784	(35)	(c)	1,749
Accrued Salaries and Benefits	442	—		442
Income Taxes Payable	130	40	(d)	170
Other Current Liabilities	807	8	(c) (f)	815
Total Current Liabilities	4,878	(737)		4,141

Long-term Debt	7,004	—		7,004
Other Non-Current Liabilities	903	(19)	(c) (d)	884
Total Liabilities	12,785	(756)		12,029

Shareholders’ Equity:
Shares - Par Value $0.001; Authorized 1,356 shares, Issued and Outstanding 774 shares	1	—		1
Capital in Excess of Par Value	5,390	—		5,390
Retained Earnings	2,902	142	(g)	3,044
Accumulated Other Comprehensive Loss	(430)	—		(430)
Weatherford Shareholders’ Equity	7,863	142		8,005
Noncontrolling Interests	79	—		79
Total Shareholders’ Equity	7,942	142		8,084
Total Liabilities and Shareholders’ Equity	$20,727	$(614)		$20,113

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the adjustment to interest expense resulting from the assumed repayment of company debt.

(b)	Represents the tax effect on the pro forma adjustment to income using a statutory rate of 32% for all periods.

(c)	Represents the removal of the assets and liabilities from the balance sheet due to the sale of the engineered chemistry and Integrity drilling fluids businesses.

(d)	Represents the utilization of net operating loss carryforwards and recognition of an income taxes payable on the gain from the sale of engineered chemistry and Integrity drilling fluids businesses.

(e)
Represents the cash proceeds of $750 million from the sale of the engineered chemistry and Integrity drilling fluids businesses, before closing costs and customary post-closing working capital adjustment, used to repay debt.

(f)	Represents accrued liabilities for estimated professional fees and closing costs related to the sale of the engineered chemistry and Integrity drilling fluids businesses.

(g)
Represents the estimated gain on sale, net of tax, that would have been recorded as of September 30, 2014. We will utilize net operating loss carryforwards and anticipate paying cash taxes of $40 million.